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                                                                    EXHIBIT 10.7


                           THOMAS & BETTS CORPORATION
                 RESTRICTED STOCK PLAN FOR NONEMPLOYEE DIRECTORS

             (As amended by the Board of Directors on March 7, 2003)

         1. Purpose and Effective Date. The purpose of the Thomas & Betts Corporation Restricted Stock Plan for Nonemployee Directors (the "Plan") is to promote the Corporation's long-term interests by attracting and retaining persons of outstanding competence to serve as directors. The Plan is designed to supplement the cash retainer and meeting fees paid to Nonemployee Directors for service as such and to encourage and enable them to increase their proprietary interest in the Corporation's long-term progress and success. The Plan shall become effective upon its approval by the shareholders of the Corporation.

         2. Stock Available for the Plan. The stock that may be granted under the Plan is the Common Stock of the Corporation, par value $.10 per share (the "Common Stock"), not exceeding a total of 40,000 shares except as adjusted in accordance with paragraph 3 below, which may be either authorized and unissued shares or issued shares acquired by the Corporation or a combination thereof. Any restricted share awarded under this Plan which become forfeited for any reason shall not again be available for other awards under the Plan.

         3. Adjustment in the Event of Change in Stock. In the event of any change in the number or kind of outstanding shares of Common Stock by reason of a recapitalization, merger, consolidation, dividend, combination of shares, or any other change in the corporate structure or shares of stock of the Corporation, the committee of the Board of Directors administering the Plan will make appropriate adjustments in the number of shares available for delivery pursuant to the provisions of this Plan and the number of shares to be awarded to each participant under this Plan.

         4. Eligibility for Participation in the Plan. Any person who is elected a director of the Corporation and is not an employee of the Corporation or any subsidiary or affiliate of the Corporation ("Nonemployee Director" or "Participant") shall be a Participant in the Plan.

         5. Awards of Restricted Stock. Upon the effective date of this Plan, each Participant in the Plan shall receive an award of 600 restricted shares of Common Stock. Thereafter, awards consisting of 600 restricted shares of Common Stock will be made to each Participant who is elected or who continues as a director each year, effective as of the date of the Annual Meeting of Shareholders. A Nonemployee Director who is elected to fill a vacancy or a newly created directorship in the interim between Annual Meetings will receive, effective as of the date of such election, a prorated award based upon the number of full or partial months such director will serve between the month in which he or she is elected and the next Annual Meeting. (Amended by the Board of Directors on March 7, 2003 to reflect an increase in the annual limit on individual awards).

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         Each award of restricted shares under this Plan shall be registered in the name of the Participant as soon as practicable, but shall be expressly subject to the restrictions, the service provisions, and the other terms and conditions set forth in Section 6 of this Plan.

         6. Restrictions, Removal of Restrictions, and Terms and Conditions of Awards of Restricted Shares. (a) Each Participant shall have the right to receive all dividends and other distributions, if any, made with respect to restricted shares registered in his or her name and shall have the right to vote or execute proxies with respect to such registered restricted shares, unless and until such shares are forfeited pursuant to the provisions of this Plan.

         Possession of the certificates of restricted shares shall be retained by the Secretary or such other person designated by the committee administering the Plan, for the benefit of Participants, but subject to the restrictions of this Plan, until the provisions of the Plan relating to removal of the restrictions have been satisfied.

         (b) Shares of restricted stock may not be sold, assigned, pledged or otherwise transferred by the Participant unless and until all of the restrictions imposed by this Plan have been removed pursuant to the provisions of this Plan. Certificates for restricted shares shall bear an appropriate legend evidencing such limitation on disposal, and the Participant in whose name the shares are registered shall execute a stock power or other instrument of assignment endorsed in blank which will permit transfer to the Corporation of all or any portion of the shares that shall be forfeited.

         (c) None of the shares of restricted stock awarded under this Plan shall become free of restrictions and nonforfeitable until the termination of the Participant's service as a director of the Corporation at the earliest of the Participant's:

         (i) death or disability;

         (ii) retirement from the Board in accordance with the retirement policy adopted by the Board;

         (iii) failure to be re-elected after being duly nominated; or

         (iv) resignation with the consent of the Board.

         Subject to paragraph (d) below, any involuntary termination for cause effected by Board or shareholder action shall result in forfeiture of the restricted shares.

         (d) In the event of a "change of control" of the Corporation (as defined below) and the involuntary termination of the Participant's service as a director, except for cause, the forfeiture provisions relating to all of the affected director's restricted shares shall immediately lapse and the shares shall be released to the terminated director.


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         For purposes of this Plan, a "change of control" of the Corporation shall mean a change of control of a nature that would be required to be reported in response to Item 1 (a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a "change of control" shall be deemed to have occurred if: (i) a third person, including a "group" as such term is used in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of 25% or more of the combined voting power of the Corporation's outstanding voting securities ordinarily having the right to vote for the election of directors of the Corporation; or
(ii) individuals who, as of the date hereof, constitute the Board of Directors of the Corporation (the "Board" generally and as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board.

         (e) Any shares of Common Stock received by a Participant as a stock dividend, or as a result of stock splits, recapitalizations, combinations, exchanges of shares, reorganizations, mergers, consolidations or otherwise which are derived directly or indirectly from shares of restricted stock issued under this Plan shall have the same status, be subject to the same restrictions, and shall bear the same legend as the shares received pursuant to this Plan.

         (f) Notwithstanding any other provision of this Plan, the issuance or delivery of any shares may be postponed for such period as may be required to comply with any applicable requirements of any national securities exchange or any requirements under any other law or regulation applicable to the issuance or deliver of such shares, and the Corporation shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

         7. No Right to Nomination. Nothing contained in this Plan shall confer upon any director the right to be nominated for re-election to the Board.

         8. Administration of Plan. The Plan will be administered by the Corporate Governance Committee or by such other committee as may be designated by the Board of Directors (the "Committee"); provided, however, that the Committee's functions shall be essentially ministerial and limited to interpreting the provisions of the Plan. The Committee shall have no power to determine eligibility for awards, the number of shares to be awarded to each


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Participant, the timing of the awards, or to authorize release of restrictions on shares awarded under the Plan otherwise than as specifically set forth in this Plan.

         9. Amendment or Termination of Plan. The Corporation reserves the right to amend, modify, suspend, or terminate this Plan at any time by action of its Board of Directors, provided that such action shall not adversely affect any Participant's rights under the provisions of this Plan with respect to awards of restricted stock which were made prior to such action, and further provided that any change in eligibility under the Plan or in the number of shares available for grant under the Plan, other than as set forth in Section 3, will be subject to the approval of the shareholders of the Corporation. Notwithstanding anything to the contrary in the immediately preceding sentence or otherwise in the Plan, Sections 3, 4, 5 and/or 6 shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, federal securities law or the rules thereunder, and the listing standards of the New York Stock Exchange.


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